EXHIBIT 8(v)
                      AMENDMENT TO PARTICIPATION AGREEMENT


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                                                                    EXHIBIT 8(v)


                      AMENDMENT TO PARTICIPATION AGREEMENT

         The Fund Participation Agreement, dated September 5, 1995, between IL Annuity and Insurance Company, a life insurance company organized under the laws of Kansas, Variable Insurance Products Fund II, and Fidelity Distributors Corporation, is hereby amended, effective as of June 1, 2001, as follows:

                  1. Paragraph 12.2, "the names and addresses of" in line 2 shall be replaced with "all information pertaining to", and in lines 4 and 5, "names and addresses and other" shall be deleted.

                  2. Paragraph 12.2, The following sentence shall be added at the end of this paragraph:

                           Each party hereto shall be solely responsible for the compliance of their officers, directors, employees, agents, independent contractors, and any affiliated and non-affiliated third parties with all applicable privacy-related laws and regulations including but not limited to the Gramm-Leach-Bliley Act and Regulation S-P.

                  3. Schedule A, Separate Accounts and Associated Contracts, is hereby amended to include the following contracts: VCA-97, and VSTAR-01.


                  4. Schedule C, is hereby amended to include the following additional investment companies:

                           Dreyfus Investment Portfolios (Service Shares)
                           First Eagle SoGen Variable Funds, Inc. (formerly
                                SoGen Variable Funds, Inc.)
                           J.P. Morgan Series Trust II
                           Neuberger Berman Advisers Management Trust
                           OCC Accumulation Trust (formerly Quest for Value
                                Accumulation Unit Trust)
                           PIMCO Variable Insurance Trust (Administrative Class
                                Shares)
                           Royce Capital Fund
                           SAFECO Resource Series Trust
                           Strong Variable Insurance Funds, Inc.
                           Strong Opportunity Fund II, Inc.


     All other terms and provisions of the Agreement not amended hereby shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement to Amend as of the date and year first above written.

VARIABLE INSURANCE PRODUCTS FUND II

By:________________________________
                              Date
Name:______________________________

Title:_____________________________


FIDELITY DISTRIBUTORS CORPORATION

By:________________________________
                              Date
Name:______________________________

Title:_____________________________


IL ANNUITY AND INSURANCE COMPANY

By:  /s/ Daniel J. LaBonte  06-20-01
     --------------------------------
                              Date

Name:  Daniel J. LaBonte
       ------------------------------

Title: Sales Officer
       ------------------------------

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